                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                     Olympic Cascade Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                      OLYMPIC CASCADE FINANCIAL CORPORATION

                    Notice of Annual Meeting of Shareholders
                 To Be Held Monday, March 12, 2001 at 10:00 a.m.

To the Shareholders:

The Annual Meeting of Shareholders of Olympic Cascade Financial Corporation (the "Company") will be held on March 12, 2001 at 10:00 a.m. in the 15th Floor Conference Room at 200 Park Avenue, New York, N.Y. 10166 for the following purposes:

         1. To elect four directors;

         2. To approve an amendment to the Company's By-Laws (the "By-Laws") to divide the Board of Directors into three classes;

         3. To approve the adoption of an amendment to the Certificate of Incorporation to require that elections of Directors proceed by written ballot;

         4. To approve the adoption of an amendment to the Certificate of Incorporation to require that actions taken by shareholders by written consent require the approval of all holders of the Company's outstanding shares of Common stock;

         5. To approve the adoption of an amendment to the Certificate of Incorporation to require that Special Meetings of the shareholders of the Company may only be called by the Board of Directors upon the request of any two directors, by the Chairman, or by a duly elected executive officer of the Company;

         6. To approve the adoption of an amendment to the Certificate of Incorporation to require that the provisions of Section 9 of Article II of the By-Laws of the Company, as amended, relating to the approval of business combinations between the Company and its interested shareholders, may not be amended, altered or repealed except by the approval of the holders of at least two-thirds of the voting power of the issued and outstanding stock of the Company;

         7. To approve the Company's 2001 Stock Option Plan ("2001 Option Plan") under which the Company's Board of Directors may grant incentive stock options and nonqualified stock options to purchase up to 1,000,000 shares of common stock, $.02 par value per share, of the Company to officers, directors, employees, investment executives and consultants;

         8. To ratify the appointment of Feldman Sherb & Co, P.C. as independent public accountants for the fiscal year ending September 28, 2001; and

         9. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on January 19, 2001 will be entitled to vote at the meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from March 1, 2001, through the time of the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/ ROBERT H. DASKAL
                                            ------------------------------------
                                            Robert H. Daskal, Secretary


875 North Michigan Avenue
Suite 1560
Chicago, Illinois 60611
January 29, 2001

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                      875 North Michigan Avenue, Suite 1560
                             Chicago, Illinois 60611

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held March 12, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on March 12, 2001 in the 15th Floor Conference Room at 200 Park Avenue, New York, N.Y. 10166 and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals.

The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of common stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present. Broker non-votes as to a particular matter will have no effect except to the proposed amendments to the Company's Certificate of Incorporation, in which case broker non-votes will have the same effect as negative votes.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on January 19, 2001 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 2,220,449 shares of Common stock, $.02 par value (the "Common stock"). Each share of Common stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's stockholders is intended to be January 29, 2001.

Under Delaware law, the Proposed Amendment to the Company's By-Laws and the approval of the 2001 Option Plan requires the affirmative vote of a majority of the shares of Common stock of the Company present, or represented and entitled to vote at the Annual Meeting at which a quorum (the holders of a majority of the Company's outstanding shares of Common stock) is present in person or by proxy.

Under Delaware law, each of the Proposed Amendments to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common stock entitled to vote at the Meeting. If the stockholders approve any or all of the Proposed Amendments affecting the Certificate of Incorporation, the Company will file an amendment with the Secretary of State of the State of Delaware to the Certificate of Incorporation that reflects the amendments, which are approved. Each of the Proposed Amendments approved by the stockholders would become effective regardless of whether other Proposed Amendments are adopted. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted "FOR" the election of the nominees named below as directors and "FOR" each of proposals 2 through 8 as stated in the notice of annual meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

At the Annual Meeting, four (4) directors will be elected by the shareholders. If Proposal 2 is not adopted, the four (4) directors will be elected to serve until the next annual shareholder meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted "FOR" the election of the nominees listed below to serve as directors unless the proxy contains contrary instructions.

The Board has nominated Steven A. Rothstein, Gary A. Rosenberg, James C. Holcomb, Jr. and D. S. Patel for election as Directors at the 2001 Annual Meeting. All four of the nominees are currently directors of the Company. The Board shall not appoint additional directors prior to the Annual Meeting, but may do so later in their term of office.

If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and the Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. The Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

Each shareholder will be entitled to one vote for each share of common stock held as of the record date. Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the common stock voting at the Annual Meeting.

The following sets forth the names and ages of all directors and executive officers of the Company and its subsidiaries, all positions and offices to be held with the Company by such persons, and the principal occupations of each during the past five years.

NOMINEES FOR DIRECTOR

(Note: If the classified board is adopted pursuant to Proposal 2, and the proposed Election of Directors (Proposal 1) is approved, D. S. Patel, would hold office initially for a term expiring at the 2002 Annual Meeting; James C. Holcomb, Jr., would hold office initially for a term expiring at the 2003 Annual Meeting; and Steven A. Rothstein and Gary A. Rosenberg, would hold office initially for a term expiring at the 2004 Annual Meeting.)

Steven A. Rothstein       50     Chairman and Chief Executive Officer
                                 Chairman and Chief Executive Officer
                                 of National Securities Corporation ("National")
                                 Director of WestAmerica Investment Group
                                 ("WestAmerica")
                                 Director of Canterbury Securities Corporation
                                 ("Canterbury")

Mr. Rothstein has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in February 1997. He became a member of the Board of National in May 1995 and was appointed Chairman on August 1, 1995. From 1979 through 1989, Mr. Rothstein was a registered representative, and Limited Partner at Bear Stearns & Co., Inc. in Chicago, Illinois and Los Angeles, California. From 1989 to 1992, Mr. Rothstein was a Senior Vice President in the Chicago office of Oppenheimer and Company, Inc. In December 1992 he joined Rodman and Renshaw, Inc., a Chicago-based broker-dealer serving as Managing Director, and joined H.J. Meyers, Inc. in Beverly Hills, California, a New York Stock Exchange member firm in March 1994. He resigned from H.J. Meyers and Company in March 1995 to associate with National. Mr. Rothstein is a 1972 graduate of Brown University, Providence, Rhode Island. Presently, Mr. Rothstein is a board member of Gateway Data Sciences, Inc., SigmaTron International, Inc. and Vita Food Products, Inc.

Gary A. Rosenberg         60     Director

Mr. Rosenberg has served as a Director of the Company since its inception in February 1997 and served as its President from August 1997 until April 1998. He was appointed to the Board of National in December 1996. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is Chairman, Chief Executive Officer and Director of Canterbury Development Corporation, a family held company with financial, technology, entertainment and real estate interests. He is also Chairman, President and CEO of One Stop Shop, Inc., a retail company serving homeowners and homebuyers; Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center; member of the Board at the J. L. Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

James C. Holcomb, Jr.     50     Director

Mr. Holcomb has served as a Director of the Company since March 1998. Since 1982, Mr. Holcomb has been employed by Holcomb Investment Company, a Texas General Partnership. Holcomb Investment Company is a family-owned investment vehicle, privately investing in predominantly oil and gas exploration and development. Mr. Holcomb also is a private investor in wholesale distribution and manufacturing companies, and is often actively involved in the management of the companies in which investments are made. Mr. Holcomb received his AB in 1972 from Brown University and his JD in 1975 from the University of Texas School of Law.

D.S. Patel                59     Director

Mr. Patel has served as a Director of the Company since March 1998. Since 1987, Mr. Patel has worked as Chairman of the Board of Directors, President and Chief Executive Officer of Circuit Systems, Inc., a publicly-traded manufacturer of printed circuit boards. Circuit Systems, Inc. filed a petition for relief under Chapter 11 of the Bankruptcy Code in September 2000. Mr. Patel is also presently a Director of SigmaTron International, Inc., a publicly-traded electronics contract manufacturer, a position he has had since 1994.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director of the Company.

EXECUTIVE OFFICERS

Mark Goldwasser           42     President
                                 Vice Chairman of National

Mr. Goldwasser joined the Company in June 2000. He was named President in August 2000. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, he was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, he was the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, he was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Robert H. Daskal          59     Senior Vice President, Chief Financial Officer,
                                 Treasurer and Secretary
                                 Secretary of National
                                 Director of WestAmerica
                                 Director of Canterbury

Mr. Daskal has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since its inception in February 1997. From 1994 to 1997 Mr. Daskal was a Director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994 he was a Director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessors). Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his BBA and JD from the University of Michigan in Ann Arbor. Mr. Daskal is presently a director of Inco Homes Corporation.

Michael A. Bresner        56     President of National

Mr. Bresner joined the Company in January 1998. In August 1998, he was named President of National. Prior to joining the Company, Mr. Bresner worked as Managing Director of H.J. Meyers, Inc., a position he held since 1990. Additionally, Mr. Bresner served as Directing Editor of the Value Line Special Situations Service.


Craig M. Gould            31     Vice Chairman of Technology
                                 Managing Director of National

Mr. Gould, primarily responsible for the Company's technology and interactive development, was named Vice-Chairman in July 1999. Mr. Gould joined National in May 1995. Since joining the Company, he has assisted National's Corporate Finance clients in raising over $400 million, and is currently the Managing Director of Capital Markets. Prior to joining National, Mr. Gould worked at Merrill Lynch & Co., Inc. Mr. Gould graduated with a B.A. from the University of Wisconsin.

David M. Williams         31     Corporate Controller and Chief Accounting
                                 Officer;
                                 Chief Operating Officer of National

Mr. Williams has worked for National as Controller since April 1996. Additionally, Mr. Williams has worked for the Company as Corporate Controller since its formation in 1997. In September 1999, Mr. Williams became Chief Operating Officer of National. From January 1993 until April 1996, Mr. Williams worked as Certified Public Accountant with Moss Adams LLP and Coopers & Lybrand in Seattle, WA. Mr. Williams graduated with a B.A. in Accounting from the University of Washington.

MEETINGS OF DIRECTORS

During the fiscal year ended September 29, 2000, the Company's Board of Directors met or acted by Unanimous Written Consent a total of 13 times. No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board and committees of which he was a member.

DIRECTOR COMPENSATION

Outside directors (i.e., directors who are not also officers or employees of the Company or of a subsidiary) are paid $1,000 per meeting attended in person, and $500 per meeting attended by telephone. Outside directors are also granted options to purchase 5,000 shares of the Company's common stock each year of their tenure, which fully vest six months after the date of issuance. The exercise price of such options will equal or exceed fair market value of the common stock on the date of grant. The Company shall reimburse all directors for expenses incurred traveling to and from board meetings. The Company does not pay inside directors any compensation as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2000, the Company acquired all of the outstanding stock of Canterbury Securities Corporation (Canterbury), a Chicago, Illinois based broker-dealer specializing in private placement transactions. Canterbury was acquired for cash of $30,000 and the issuance of five-year warrants to acquire 5,000 unregistered shares of common stock of the Company at a price of $6.375 per share. Gary A. Rosenberg, a current Director of Olympic, was one of the previous shareholders of Canterbury and as part of the transaction received cash of $12,500 and 2,250 warrants.

The Company, through National, has a partially secured loan to D.S. Patel, a current Director. The largest aggregate amount outstanding to the Company during the fiscal year was approximately $66,000. At September 29, 2000 the balance outstanding was approximately $30,000. The Company charges Mr. Patel interest at a rate of broker call plus 7/8%.

Messrs. Rothstein, Goldwasser and Gould have Brokerage Margin Accounts with National. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with other similar customer accounts.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for fiscal 2000 (the "Named Executive Officers") during the fiscal years ended 2000, 1999 and 1998:


                                                                                              Long-Term
                                                         Annual Compensation                 Compensation
                                           ------------------------------------------------   Securities
                                  Year                                          Other         Underlying
      Name and Capacity           Ended       Salary     *       Bonus        Compensation       Options
-------------------------------  --------  -------------     -------------  ---------------   ------------
Steven A. Rothstein               2000        $ 677,000  **     $  50,000      $      --      $      --
Chairman and Chief                1999        $ 402,000  **     $  57,000      $      --      $      --
Executive Officer                 1998        $ 678,000  **     $ 287,000      $      --      $      --

Mark Goldwasser                   2000        $ 123,000         $      --      $      --      $      --
President

Robert H. Daskal                  2000        $ 247,000         $  30,000      $      --      $      --
Senior Vice President,            1999        $ 230,000         $  18,000      $      --      $      --
Chief Financial Officer,          1998        $ 170,000         $  35,000      $      --      $      --
Treasurer and Secretary

Michael A. Bresner                2000        $ 350,000         $  40,000      $      --      $      --
President of National             1999        $ 250,000         $  26,000      $      --      $      --
                                  1998        $ 205,000         $  75,000      $      --      $      --

Craig M. Gould                    2000        $ 220,000  ***    $  15,000      $      --      $      --
Vice Chairman Technology

David M. Williams                 2000        $ 153,000  ***    $  15,000      $      --      $      --
Corporate Controller and
Chief Accounting Officer



* Amounts include commissions earned in the normal course of business, fees received for Corporate Finance services and profit from the sale during the year of the Company's stock obtained through the exercise of stock options.

**   Compensation paid to Mr. Rothstein by the Company includes a percentage of business generated or supervised by Mr. Rothstein as follows: he is paid 50% of the commission generated on retail trades (compared to the 70% typically paid to National's brokers) and a portion of premiums for term life insurance paid by the Company.

*** Compensation in 1999 and 1998 paid to Mr. Gould and Mr. Williams did not exceed $100,000 and therefore is not listed for those fiscal years.

In September 1998, as part of the efforts to reduce overhead costs, management of the Company (exclusive of WestAmerica) received a temporary reduction in compensation ranging from 10% to 62%. These reductions were reinstated in full during the fiscal year ended September 24, 1999.

The Company has granted options to certain officers, directors, employees, investment executives and consultants. The options granted during the last fiscal year (adjusted for stock dividends) to the Named Executive Officers are as follows:


                                                     Option Grants in Last Fiscal Year
                          ----------------------------------------------------------------------------------------
                                                                                       Potential Realized Value
                            Number of      % of Total                                  at Assumed Annual Rates
                           Securities        Options                                  of Stock Price Appreciation
                           Underlying       Granted to                                      for Option Term
                            Options         Employees      Exercise    Expiration    -----------------------------
         Name               Granted      in Fiscal Year     Price         Date            5%             10%
-----------------------   ------------   ---------------  ----------   -----------   -------------  --------------
Steven A. Rothstein          25,000          6.52%         $ 7.50       02/22/05        $ 62,000       $ 137,000
                             15,000          3.91%         $ 6.13       08/28/05        $ 25,000       $  56,000

Mark Goldwasser             150,000         39.10%         $ 7.25       06/12/05        $300,000       $ 664,000
                             30,000          7.82%         $ 6.13       08/28/05        $ 51,000       $ 112,000

Robert H. Daskal              6,250          1.63%         $ 7.50       02/22/05        $ 13,000       $  29,000
                             10,000          2.61%         $ 6.13       08/28/05        $ 17,000       $  37,000

Michael A. Bresner            6,250          1.63%         $ 7.50       02/22/05        $ 13,000       $  29,000

Craig M. Gould                6,250          1.63%         $ 7.50       02/22/05        $ 13,000       $  29,000
                             10,000          2.61%         $ 6.13       08/28/05        $ 17,000       $  37,000

David M. Williams             6,250          1.63%         $ 7.50       02/22/05        $ 13,000       $  29,000

The options exercised by the Named Executive Officers, and the fiscal year end value of unexercised options, are as follows:


                                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
                          -------------------------------------------------------------------------------------------------
                                                             Number of Securities               Value of Unexercised
                                                            Underlying Unexercised              In-the-Money Options
                             Shares                       Options at Fiscal Year End             at Fiscal Year End
                            Acquired         Value      -------------------------------   ---------------------------------
         Name             on Exercise      Realized      Exercisable    Unexercisable      Exercisable      Unexercisable
-----------------------   -------------   ------------  --------------  ---------------   ---------------   ---------------
Steven A. Rothstein         37,208         $ 126,000       358,501         7,500            $ 498,000          $ 10,000

Mark Goldwasser                 --         $      --       180,000            --            $      --          $     --

Robert H. Daskal                --         $      --        81,351         7,500            $  98,000          $ 10,000

Michael A. Bresner              --         $      --        91,250            --            $ 151,000          $     --

Craig M. Gould                  --         $      --        66,468         7,500            $  94,000          $ 10,000

David M. Williams            5,000         $  19,000        30,151         7,500            $  46,000          $ 10,000

EMPLOYMENT AGREEMENTS

The Company has employment agreements with each of the Named Executive Officers. Messrs. Rothstein, Goldwasser, Daskal, Bresner, Gould and Williams are paid a base annual salary of $480,000, $400,000, $240,000, $350,000, $200,000 and
$150,000, respectively plus bonuses and additional benefits offered other executives of the Company. Messrs. Rothstein's, Daskal's, Gould's and Williams' agreements expire on July 1, 2002. Mr. Goldwasser's agreement expires on June 12, 2003. Messrs. Rothstein, Goldwasser, Daskal, Gould and Williams are entitled to a lump sum severance payment, equaling one year's salary if their employment is terminated under certain circumstances. Mr. Bresner's agreement expires on June 30, 2003 and he is entitled to a lump sum severance payment, equaling two years' salary if his employment is terminated under certain circumstances. In the event of a change of control of the

Company or National, each Named Executive Officer or the Company may terminate their employment with the Company in exchange for a lump-sum payment of two years' base compensation, plus continuation for 18 months of certain employee benefits provided by the Company. Each Named Executive Officer has agreed not to induce or solicit any customer of the Company to discontinue its relationship with the Company during the term of his employment and for a one-year period thereafter.

COMPENSATION COMMITTEE

The Company's Compensation Committee consists of two outside Directors, Messrs. Holcomb and Patel. The Committee believes the compensation paid to the Company's Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

Report of the Compensation Committee:

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for making recommendations to the Company's Board of Directors concerning the compensation of the Company's Chief Executive Officer and, based upon recommendations received from the Company's Chief Executive Officer, the compensation of the Company's other officers, consistent with employment contracts where appropriate.

The Company has a compensation program that consists of salary and performance bonus (which are generally reviewed annually) and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program, which provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by action of the Board of Directors on recommendations made to it by its Compensation Committee. Stock options may be granted to key employees of the Company as determined by the Board of Directors pursuant to the Company's stock option plans which provides additional incentive to maximize stockholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

Compensation of the Chief Executive Officer:

The annual salary and bonus of the Company's Chief Executive Officer are determined in consultation with Mr. Rothstein. In fiscal 2000, Mr. Rothstein received a base salary of $480,000, commissions and other compensation of $197,000 and a cash bonus of $50,000, attributable to the Company's financial results. Amounts for commissions and other compensation are made up of brokerage commissions earned at the employee payout rate of 50% and a car lease for Mr. Rothstein paid by the Company. Cash bonuses are determined by the annual bonus pool, which is based on the Company's profits, and allocated by senior management. In fiscal 1999, Mr. Rothstein received a base salary, commissions and other compensation of $402,000 and a cash bonus of $57,000. In fiscal 1998 and fiscal 1999 Mr. Rothstein had agreed to a voluntary reduction in base salary, as described on page 8 herein, and as recognition of this reduction in salary Mr. Rothstein received a bonus of $57,000 in fiscal 1999. These amounts reflect the Committee's philosophy as described above.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

Compliance with Section 162(m) of the Internal Revenue Code of 1986:

The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for the fiscal year 2001.

                             Compensation Committee:
                              James C. Holcomb, Jr.
                                   D.S. Patel


AUDIT COMMITTEE

The Audit Committee consists of the following three outside Directors: Messrs. Rosenberg, Holcomb and Patel. The Audit Committee reviewed the Company's audited financial statements as of and for the fiscal year ended September 29, 2000 with management and the Company's independent public accountants, Feldman Sherb & Co., P.C. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Feldman Sherb & Co., P.C., their independence from management and from the Company.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended September 29, 2000 be included in the Company's Annual Report on Form 10-K for the year ended September 29, 2000.

                                Gary A. Rosenberg
                              James C. Holcomb, Jr.
                                   D.S. Patel


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Mr. Rothstein failed to file in a timely manner a Form 4 in the fiscal year
1998.


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following chart and graph compares cumulative total stockholder return on the Company's common stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX Financial Index (the "Peer Group") for the period from October 1, 1995 to September 29, 2000. We assume a $100 investment on October 1, 1995, in each of Olympic Cascade Financial Corporation common stock, AMEX U.S. Index and the AMEX financial Index (the "Peer Group"), and further assume the reinvestment of all dividends.


                                   Olympic                             AMEX
       Measurement Period          Cascade            AMEX           Financial
      (Fiscal Year Covered)       Financial        U.S. Index          Index
       -------------------        ---------        ----------          -----
              1996                  241.17           116.52           105.93
              1997                  167.51           133.06           180.37
              1998                   79.57           124.69           202.54
              1999                  140.29           160.86           201.94
              2000                  201.01           198.81           187.35

                                  [LINE GRAPH]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

The following information is furnished as of January 19, 2001, as to any person who the Company knows to be the beneficial owner of more than 5% of the Company's common stock:


                                                                        Amount of
                                  Name/Address of                       Beneficial               Percent
                                  Beneficial Owner                    Ownership(1)              of Class
                           ---------------------------------          ------------              --------
                           Steven A. Rothstein                         867,761(2)                34.38%
                           875 North Michigan Ave., Suite 1560
                           Chicago, IL  60611

                           Mark Goldwasser                             220,500(3)                 9.14%
                           875 North Michigan Ave., Suite 1560
                           Chicago, IL 60611

                           Gary A. Rosenberg                           124,444(4)                 5.30%
                           676 North Michigan Ave., Suite 3660
                           Chicago, IL  60611

                           InvestPrivate.com                           123,600(5)                 5.57%
                           500 Fifth Ave., 54(th) Floor
                           New York, NY 10110

(1) All securities are beneficially owned directly by the persons listed in the table (except as otherwise indicated).

(2) Includes 128,750 shares owned by direct family members, 90,510 shares owned by retirement plans and 303,898 shares of vested unexercised stock options.

(3)  Includes 192,000 shares of vested unexercised stock options.

(4) Includes 122,194 shares of vested unexercised stock options and 2,250 restricted stock warrants.

(5) Includes ownership reported on Schedule 13D filed with the SEC on September 26, 2000.

MANAGEMENT

The following information is furnished as of January 19, 2001 as to each class of equity securities of the Company beneficially owned by all Directors and Named Executive Officers of the Company:


                                                                                     Amount of
                                                                                    Beneficial            Percent
                        Name of Beneficial Owner                                     Ownership           of Class
--------------------------------------------------------------------------------     ---------           --------
Steven A. Rothstein -- Chairman, Chief Executive Officer
                        and President                                                867,761(1)           34.38%

Gary A. Rosenberg -- Director                                                        124,444(2)            5.30%

James C. Holcomb, Jr. -- Director                                                     24,385(3)            1.09%

D.S. Patel -- Director                                                                 5,000(4)            0.22%

Mark Goldwasser -- President                                                         220,500(5)            9.14%

Robert H. Daskal -- Senior Vice President, Chief Financial
                        Officer, Treasurer and Secretary                              91,226(6)            3.95%

Michael A. Bresner -- President of National                                           99,250(4)            4.28%

Craig M. Gould -- Vice Chairman of Technology and
                        Managing Director of National                                 82,463(7)            3.59%

David M. Williams - Corporate Controller, Chief Accounting Officer                    38,151(4)            1.69%
                        and Chief Operating Officer of National

All executive officers and directors of the Company as a group (nine persons)      1,553,180(8)           49.12%

(1) Includes 128,750 shares owned by direct family members, 90,510 shares owned by retirement plans and 303,898 shares of vested unexercised stock options.

(2) Includes 122,194 shares of vested unexercised stock options and 2,250 of restricted stock warrants.

(3) Includes 9,385 shares owned indirectly through US Holdings and 15,000 shares of vested unexercised stock options.

(4)  Includes only shares of vested unexercised stock options.

(5)  Includes 192,000 shares of vested unexercised stock options.

(6)  Includes 89,351 shares of vested unexercised stock options.

(7)  Includes 74,468 shares of vested unexercised stock options.

(8) Includes 939,312 shares of vested unexercised stock options and 2,250 restricted stock warrants.

         SPECIAL NOTE REGARDING PROPOSALS TWO, THREE, FOUR, FIVE AND SIX

The Board of Directors unanimously approved, and recommends shareholder approval of, four proposals to amend the Certificate of Incorporation and one proposal to amend the By-Laws (collectively, the "Proposed Amendments").

Specifically, the Proposed Amendments would: (1) change the structure of the Board of Directors and the shareholder's ability to change the Board of Directors (the "Staggered Board Amendment"), (2) require that elections of Directors be by written ballot, (3) require that actions taken by stockholders by written consent require the approval of all holders of the Company's outstanding shares of Common stock, (4) require that Special Meetings of the shareholders of the Company be called only by the Board of Directors upon the request of any two directors, by the Chairman, or by a duly elected executive officer of the Company, and (5) require that approval of business combinations between the Company and its interested stockholders be approved by the holders of at least two-thirds of the voting power of the issued and outstanding stock of the Company. SEE "POTENTIAL DISADVANTAGES OF THE PROPOSED AMENDMENTS" ON PAGE 14, HEREIN.

As more fully discussed below, the Board of Directors believes that the Proposed Amendments are in the best interests of the Company shareholders.

The Board of Directors believes, although it has not been approached by any parties, that the Company could be vulnerable to the threat of an uninvited, non-negotiated takeover attempt. While the Board does not intend to foreclose or discourage reasonable merger proposals, the Board believes that shareholder values can be enhanced by encouraging would-be acquirers to forego hostile public tender offers and negotiate with the Board terms which are fair to all shareholders.

Although a tender offer or other takeover attempt may be made at a price substantially above the then current market price of the Company's common stock, such offers frequently are made for less than all of the outstanding stock of the target Company and, accordingly, may present shareholders with the alternatives of partially liquidating their investment at a time that may be disadvantageous or retaining an investment in an enterprise under substantially different management with objectives which may not be identical with those of the remaining shareholders. Such concentration of control could also deprive the remaining shareholders of the benefits of listing on The American Stock Exchange and The Chicago Stock Exchange, and even of public reporting under the Securities Exchange Act of 1934, as amended.

At a meeting of the Board of Directors on August 30, 2000 (the "Meeting"), the Board considered several possible approaches to protecting the Company and its shareholders from threats of this type. The Board concluded that, for the Company, the best combination of defenses against abusive and coercive takeover tactics in use today would consist of the Proposed Amendments. At the Meeting, the Board unanimously approved the Proposed Amendments, however such Proposed Amendments require the approval of the shareholders. Consequently, the Board of Directors unanimously approved the recommendation of these proposals for consideration by the shareholders at the Annual Meeting.

None of the actions taken by the Board at the Meeting are in response to any specific proposal or inquiry to acquire control of the Company, and the Board of Directors is not aware of any such contemplated takeover activity.

While the Board of Directors believes that amendments to the By-Laws will offer a first line of defense against abusive and coercive takeover tactics, the Board does not believe that these measures and applicable statutory provisions under Delaware law will necessarily provide adequate protection for minority shareholders without adoption of the Proposed Amendments.

While the Proposed Amendments, individually and collectively, and other By-Law amendments adopted by the Board of Directors, give added protection to the Company's shareholders, they may also have the effect of making more difficult or discouraging a tender offer or proxy fight, even if such occurrence may be favorable to the interests of some or all of the Company's shareholders. By having the effect of discouraging takeover attempts, the Proposed Amendments also could have the incidental effect of inhibiting (1) certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and (2) the temporary fluctuations in the market price of the Company's Common stock that might accompany actual or rumored takeover attempts.

The Board of Directors recognizes that a takeover might in some circumstances be beneficial to some or all of the Company's shareholders, but, nevertheless, believes that the shareholders as a whole will benefit from the adoption of the Proposed Amendments. The Board further believes that it is preferable to act on the Proposed Amendments when they can be considered carefully rather than during an unsolicited bid for control.

The Proposed Amendments are permitted under the Delaware General Corporation Law ("DGCL") and are consistent with the rules of The American Stock Exchange and The Chicago Stock Exchange, upon which the Company's Common stock is traded. The amendments are not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. The Board, which unanimously approved each amendment and recommended that they be submitted to the Company's shareholders for adoption, does not presently contemplate recommending the adoption of any further amendments (beyond those proposed in this proxy statement) to the By-Laws or Certificate of Incorporation which would affect the ability of third parties to take over or change control of the Company. However, the Board of Directors may wish in the future to review the advisability of adopting other measures that may effect takeovers in the context of applicable law and judicial decisions.

The full text of each Proposed Amendment for which approval is sought is set forth in Appendix A to this Proxy Statement, and the following summaries of such Proposed Amendments are qualified in their entirety by reference to such Appendix A. Shareholders are urged to read carefully the following description and discussion of the Proposed Amendments and Appendix A to this Proxy Statement before voting on the Proposed Amendments.

EXISTING PROTECTIVE MEASURES AND STATUTORY PROVISIONS

In addition to the Proposed Amendments certain existing By-Laws of the Company may have the effect of making more difficult and discouraging, to varying degrees and in various circumstances, an attempt to acquire control of the Company without approval of the Board of Directors, even if such acquisition of control may be favorable to the interests of some or all of the Company's shareholders. For example, Section 9 of Article II of the By-Laws, requires that before undertaking a business combination between the Company and a shareholder owning 15% or more of the issued and outstanding stock of the Company, that said business combination be approved by the vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding stock of the Company, not counting those shares held by said shareholder, present in person or represented by proxy.

Certain provisions of Delaware law may also have the effect of making more difficult or discouraging attempts to acquire control of the Company without the approval of the Board of Directors. In particular, Section 203 of the DGCL ("Section 203") prohibits certain "Business Combinations" between a publicly-held Delaware Company, such as the Company, and an "Interested Shareholder". The provision is in effect for a period of three years after the date the Interested Shareholder becomes an Interested Shareholder, unless (a) prior to the time the Interested Shareholder became an Interested Shareholder of a target Company, either the proposed Business Combination or the proposed acquisition of stock which would make such Interested Shareholder an Interested Shareholder was approved by that Company's board of directors; (b) in the same transaction in which the Interested Shareholder becomes an Interested Shareholder, the Interested Shareholder acquires at least 85% of the voting stock of that Company (excluding shares owned by directors who are also officers and certain shares held in employee stock plans); or (c) the Interested Shareholder obtains approval of the Business Combination by the target Company's board of directors and the holders of 66 2/3% of the target Company's outstanding voting stock other than shares of voting stock held by the Interested Shareholder. For purposes of Section 203, an "Interested Shareholder" is any person that (a) beneficially owns 15% or more of the outstanding voting stock of the target Company or (b) is an affiliate or associate of the target Company and at any time within the preceding three-year period was the beneficial owner of 15% or more of the outstanding voting stock of the target Company, together, in each case, with the affiliates and associates of such person.

The "Business Combinations" to which Section 203 applies include: (a) any merger or consolidation of a Company or any of its majority-owned subsidiaries with an Interested Shareholder or any other Company if the merger or consolidation is caused by the Interested Shareholder; (b) certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets of the target Company or any of its majority-owned subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company and its subsidiaries or of all the outstanding stock of the Company; (c) any issuance or transfer of stock of the Company or any of its majority-owned subsidiaries to the Interested Shareholder with certain exceptions; (d) any transaction involving the target Company or any of its majority-owned subsidiaries that has the effect of increasing the Interested Shareholder's percentage ownership interest in that Company's capital stock, except certain immaterial changes; and (e) most loans or other financial benefits provided by or through the target Company or any of its majority-owned subsidiaries to the Interested Shareholder.

Section 203 encourages persons interested in acquiring a Company to negotiate in advance with the board of directors because the special shareholder voting requirement imposed by Section 203 can be avoided if such person, prior to acquiring 15% of a Company's voting stock, obtains the approval of the target Company's board of directors for such acquisition or for the proposed Business Combination. In addition, Section 203 provides limited protection against the potential inequities inherent in "two-tier" business combination transactions. Under Section 203, any merger, consolidation or similar transaction following a partial tender offer that has not been approved by a majority of the board of directors requires approval by the holders of at least 66 2/3% of the remaining shares of stock (unless the acquirer obtains 85% or more of the target Company's voting stock (other than excepted shares as discussed above) in such partial tender offer. Furthermore, Section 203 tends to discourage the accumulation of large blocks of stock by third parties which may be disruptive to the stability of a Company's relationships with its employees, customers and major lenders.

POTENTIAL DISADVANTAGES OF THE PROPOSED AMENDMENTS

The overall effect of the Proposed Amendments, together with the existing By-Law provisions and statutory protections, may be to make more difficult the accomplishment of mergers and similar transactions by a person acquiring a substantial stock interest in the Company and to delay the removal of the Company's directors and management, regardless of whether any such transaction or removal was desired by the holders of a majority of the outstanding shares of the Company's Common stock or that might be advantageous to the Company and its shareholders. In addition, a tender offer at a premium over market price, which might extend to all public shares or might otherwise be favorable to public shareholders, could be discouraged by the Proposed Amendments. The Board of Directors and management may be made more secure in the retention of their positions and may be able to resist changes which the shareholders might otherwise have the power to impose.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors has concluded that the potential benefits of the Proposed Amendments outweigh any possible disadvantages thereof and recommends approval of the Proposed Amendments described in more detail in this Proxy Statement.

The Proposed Amendments cannot, and are not intended to, prevent a purchase of a majority of the equity securities of the Company nor are they intended to deter bids or other efforts to acquire such securities. Rather, the Board believes that the proposals will discourage disruptive tactics and takeovers at unfair prices or on terms that do not provide all shareholders with the opportunity to sell their stock at a fair price and encourage third parties who may seek to acquire control of the Company to initiate such an acquisition through negotiations directly with the Board of Directors. Therefore, the Board believes it will be in a better position to protect the interests of all shareholders. Although the proposals are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board, the overall effect of these proposals may be to discourage a third party from making a tender offer for a portion or all of the Company's securities, whether on a hostile or other basis, even though some or a majority of the Company's shareholders might support such an offer.

Takeovers or changes in management of the Company which are proposed and effected without prior consultation and negotiation with the Company's management are not necessarily detrimental to the Company and its shareholders. However, the Board feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

Nevertheless, the Proposed Amendments may have negative effects. The proposals will by design make more difficult or discourage a proxy contest, many mergers and tender offers, the assumption of control by a substantial shareholder, and the removal of incumbent management. The proposals may also make more difficult the consummation of a given transaction, such as a merger or tender offer, even if it is favorable to the interests of shareholders. In addition, the existence of these defenses may in the future discourage attempts to gain control of the Company, proxy contests, tender offers, mergers, or other efforts to remove incumbent management. Further, these effects may result even in situations where the only reason for the proposed change of control is the unsatisfactory performance of the present directors.

Of course, defensive measures have the effect of entrenching or extending the tenure of the incumbent directors and executive officers who proposed such measures. There is always a general concern that, in the face of a proposed takeover, incumbent directors may be motivated to preserve their own positions while being obligated to act in the best interests of the shareholders. Entrenchment of directors and senior management may diminish incentives to improve, and contribute to insulation from responsibility and accountability for, inadequate Company performance. Therefore, the existence of defensive measures may have undesirable consequences.

Further, the Proposed Amendments could also have the effect of discouraging a third party from making a tender offer otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. The Proposed Amendments may also make more difficult or discourage a proxy contest the object of which is unrelated to a change of control of the Company, and will have the effect of making it more difficult to change the composition of the Board of Directors generally.

                                   PROPOSAL 2
                       TO AMEND THE BY-LAWS TO DIVIDE THE
                      BOARD OF DIRECTORS INTO THREE CLASSES

Our Board of Directors has unanimously approved and recommended that our shareholders adopt an amendment to Section 2 of Article III of the Company's By-Laws, as amended. A copy of the proposed Section 2 of Article III as to be amended is set forth in Appendix A. Commencing as of the effective date of the adoption by the shareholders of the proposed amended Section 2 of Article III the By-Laws, the directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes.

The classified board proposal is designed to assure continuity and stability in the Board of Directors leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the classified board proposal will assist the Board of Directors in protecting the interests of our shareholders in the event of an unsolicited offer for us.

The proposed classified board amendment may significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for us. Currently, a change in control of the Board of Directors can be made by shareholders holding a majority of the votes cast at a single Annual Meeting. If we implement a classified board of directors, it will take at least two Annual Meetings for even a majority of shareholders to effect a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting.

Under the Company's By-Laws, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. Presently, all of our directors are elected annually and all of the directors may be removed by shareholders representing at least 66 2/3% of the outstanding shares of the Common stock. Cumulative voting is not authorized by the Articles.

If the classified board Proposal is adopted, and the proposed Election of Directors (Proposal 1) is approved, one class of directors, consisting of D. S. Patel, would hold office initially for a term expiring at the 2002 Annual Meeting; a second class of directors, consisting of James C. Holcomb, Jr., would hold office initially for a term expiring at the 2003 Annual Meeting; and a third class of directors, consisting of Steven A. Rothstein and Gary A. Rosenberg, would hold office initially for a term expiring at the 2004 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  AMENDING THE COMPANY'S BY-LAWS TO PROVIDE FOR
                               A CLASSIFIED BOARD.

                                   PROPOSAL 3
      TO AMEND THE CERTIFICATE OF INCORPORATION TO REQUIRE THAT ELECTION OF
                      DIRECTORS PROCEED BY WRITTEN BALLOT

Our Board of Directors has unanimously approved and recommended that our shareholders adopt an amendment to Article VII of the Certificate of Incorporation to require that election of directors proceed by written ballot. A copy of the proposed Article VII as to be amended is set forth in Appendix A. The amendment is proposed to provide for the most objective and accurate procedure for tabulating votes cast in Director elections.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
         AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION TO REQUIRE
             THAT ELECTIONS OF DIRECTORS PRECEED BY WRITTEN BALLOT.


                                   PROPOSAL 4
                    TO AMEND THE CERTIFICATE OF INCORPORATION
     TO PROVIDE THAT ACTIONS BY WRITTEN CONSENT OF THE SHAREHOLDERS REQUIRE
                         APPROVAL BY ALL SHAREHOLDERS.

Our Board of Directors has unanimously approved and recommended that our shareholders adopt of a new paragraph (f) to be added to Section B of Article IV of the Company's Certificate of Incorporation. A copy of the proposed new paragraph (f) is set forth in Appendix A. The new paragraph (f) is proposed to eliminate the current Delaware statutory right for shareholders owning a majority of the outstanding stock of the Company to act by written consent. This will ensure that all action requiring shareholder approval will be made through a shareholders meeting of which all shareholders will receive notice and an opportunity to participate. The proposed amendment will make it more difficult for shareholders to act other than at an annual or special meeting and may also discourage hostile takeover bids for us. Even if a takeover bidder were to acquire a majority of our outstanding stock, the proposal will tend to discourage certain tender offers, perhaps including some tender offers that shareholders may feel would be in their best interests.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
   AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT ACTIONS
         BY WRITTEN CONSENT OF THE SHAREHOLDERS REQUIRE APPROVAL BY ALL
                                  SHAREHOLDERS.


                                   PROPOSAL 5
   TO AMEND THE CERTIFICATE OF INCORPORATION IN CONNECTION WITH WHO CAN CALL A
                      SPECIAL MEETING OF THE SHAREHOLDERS

Our Board of Directors has unanimously approved and recommended that our shareholders adopt an amendment to Article XII of the Certificate of Incorporation. A copy of the proposed Article XII as to be amended is set forth in Appendix A. The proposed special meeting amendment will completely eliminate the shareholders' ability to call a special meeting of the shareholders of the Company and may extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for us. If we implement this amendment, holders of 33 1/3% or more of the outstanding shares of Common stock of the Company will no longer have the right to call a special meeting of the shareholders of the Company. Additionally, if we implement this amendment, the Chairman of the Board will have the right to call a special meeting of the shareholders of the Company, and another Director will not be required to join in such a call.

Because of the additional constraints on calling a special meeting of the shareholders of the Company, the proposal will make it more difficult for shareholders, including a takeover bidder to take action. Because the special meeting proposal will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of our outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that shareholders may feel would be in their best interests.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
   AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION IN CONNECTION WITH WHO
                CAN CALL A SPECIAL MEETING OF THE SHAREHOLDERS.


                                   PROPOSAL 6
   TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE VOTE REQUIRED TO
        AMEND THE BY-LAWS RELATING TO APPROVAL OF A BUSINESS COMBINATION

Our Board of Directors has unanimously approved and recommended that our shareholders adoption a new Article XIII of the Certificate of Incorporation. A copy of the proposed Article XIII is set forth in Appendix A. Currently, the Company's By-Laws, as amended, require that a proposed business combination between the Company and a shareholder owning 15% or more of the issued and outstanding stock of the Company be approved by the vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding stock of the Company, not counting those shares held by such shareholder, present in person or represented by proxy. The proposed addition of Article XIII will make it more difficult for shareholders to change the Company's By-Laws, as amended, only with respect to the above-described types of business combinations. Currently, when a quorum is present at any meeting, shareholders of the Company may amend the By-Laws of the Company by action of the holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote thereon, present in person or represented by proxy. Thus, the proposed addition of Article XIII, by requiring that amendment of this By-Law require approval by 66 2/3% of the shareholders, will also make it more difficult for a shareholder owning 15% or more of the issued and outstanding stock of the Company to effect a business combination between him and the Company.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
     AMENDING THE CERTIFICATE OF INCORPORATION TO INCREASE THE VOTE REQUIRED
      TO AMEND THE BY-LAWS RELATING TO APPROVAL OF A BUSINESS COMBINATION.


                                   PROPOSAL 7
                 TO APPROVE THE COMPANY'S 2001 STOCK OPTION PLAN

The Board of Directors believe that the availability of stock incentives is an important factor in the Company's ability to not only attract and maintain officers, directors, employees, investment executives and consultants, but also to give them an added incentive to exert their best efforts on behalf of the Company. The Board of Directors believe that additional shares are needed to provide option grants to key persons during the next year. Accordingly, the Board of Directors adopted the Company's 2001 Stock Option Plan ("2001 Option Plan"), subject to shareholder approval, and reserved 1,000,000 shares of the Company's Common stock for issuance pursuant to the exercise of options granted under such 2001 Option Plan.

The 2001 Option Plan is being filed electronically with the Securities and Exchange Commission's EDGAR system and is not included in the printed version of this Proxy Statement.

DESCRIPTION OF THE 2001 OPTION PLAN

The 2001 Option Plan will provide for the grant of either incentive stock options under Section 422 of the Internal Revenue Code or nonstatutory options.

The committee which will administer the 2001 Option Plan (the "Committee") will consist of not less than two directors. Committee members will be non-employee directors as defined by applicable SEC rules and outside directors as defined by Internal Revenue Code regulations. On the day of the Annual Meeting, each individual who, on such date, is a non-employee director shall receive an option for 5,000 shares of the Company's Common stock. With respect to grants of options to non-employee directors, the Board of Directors will administer and interpret the 2001 Option Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the 2001 Option Plan and make any such other determinations and take such other actions it deems necessary or advisable. Subject to any limitations imposed by the Board of Directors of the Company and the terms of the 2001 Option Plan, the Committee periodically will determine which people associated with the Company or its subsidiaries will receive options under the 2001 Option Plan, the type of option, the number of shares covered by the option, the per share purchase price and the terms of the option, which may include limited transferability of nonstatutory options to certain family members and certain entities controlled by them. Options shall not otherwise be transferable other than by will or the laws of descent and distribution.

The proposed 2001 Option Plan provides that payment in full for shares purchased under an option shall be made in cash (including check) at the time the option is exercised or, with the consent of the Committee, (i) by tendering shares of the Company's Common stock owned at least six months and valued at the fair market value of such shares on the date the option is exercised, or (ii) by requesting the Company to withhold from issuance that number of shares having a fair market value of such shares on the date of exercise equal to the exercise price.

The number of shares with respect to which options may be granted under the 2001 Option Plan will be One Million (1,000,000) shares, subject to adjustment in certain events. Any shares covered by options which, for any reason, expire or are terminated may be re-optioned under the 2001 Option Plan.

The 2001 Option Plan provides that the option price of incentive options shall be not less than 100% of the fair market value of the stock at the time of grant and will be an amount not less than 110% of the fair market value of the stock at the time of grant for options granted to an employee owning 10% or more of the Company's common stock. Nonstatutory options shall be granted at a price determined by the Committee. The maximum term of any option under the 2001 Option Plan is ten years from date of grant (five (5) years for employees owning 10% or more of the Company's common stock), and the 2001 Option Plan contains provisions with respect to earlier termination of options upon termination of employment. In certain instances, stock options which are vested or become vested upon the happening of an event or events specified by the Committee may continue to be exercisable through up to ten years after the date of grant, irrespective of the termination of the optionee's employment with the Company.

In the case of specified executive officers of the Company, the number of option shares granted in a fiscal year to any such officer shall not exceed 250,000 shares. In the case of incentive options, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

Members of the Committee are appointed by the Company's Board of Directors and serve at the pleasure of the Board. The Board may at any time amend or discontinue the 2001 Option Plan, provided that no Board action may increase the number of shares available for option (except to adjust for stock splits, etc.), reduce the option price for incentive options below 100% of fair market value at date of grant, or change the requirements for eligibility to participate in the 2001 Option Plan. No options may be granted under the 2001 Option Plan after March 12, 2011.

If shareholders approve the proposed 2001 Option Plan, the Company expects to register One Million (1,000,000) shares issuable upon exercise of option grants under the 2001 Option Plan under the Securities Act of 1933.

FEDERAL INCOME TAX CONSEQUENCES

On exercise of nonstatutory options, the difference between the option price and the fair market value of the stock on the measuring date (normally the date on which the option is exercised), will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common stock in payment of the option price in the case of nonstatutory options is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

With respect to incentive stock options, if the optionee does not make a disqualifying disposition of stock acquired by exercise of such option, no income for federal income tax purposes will result to the optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price may be subject to alternative minimum tax), and in the event of any sale thereafter any amount realized in excess of the optionee's cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to the optionee. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common stock in payment of the option price in the case of an incentive stock option, if the exchange is not a disqualifying disposition of the stock exchanged (because the stock exchanged was acquired through the exercise of an incentive stock option or certain employee stock purchase plans, and the holding period was not satisfied), is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change and assume that the optionee has not purchased any shares of the Company within six months prior to the exercise in question at a purchase price less than the market price of shares on the date of exercise. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to optionees or the Company.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        APPROVAL OF THE 2001 OPTION PLAN.


                                   PROPOSAL 8
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Feldman Sherb & Co., P.C., as the independent public accountants for the Company for the fiscal year ending September 28, 2001. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2001 and future years.

One or more representatives of Feldman Sherb & Co., P.C. may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

Fees for services performed by Feldman Sherb & Co., P.C. during the fiscal year 2000 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $113,000. Fees for other audit related services in 2000 aggregated approximately $8,000.

The Proxyholders intend to vote the shares represented by proxy in favor of the ratification of the appointment of Feldman Sherb & Co., P.C. as independent accountants, except to the extent a shareholder votes against or abstains from voting on this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF FELDMAN SHERB & CO., P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS
                      FOR THE COMPANY IN FISCAL YEAR 2001.


                                 OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                              SHAREHOLDER PROPOSALS


Shareholders proposals intended to be considered at the 2002 Annual Meeting of Shareholders must be received by the Company no later than October 1, 2001. The proposal must be mailed to the Company's principal executive offices, 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611, Attention: Robert H. Daskal. Such proposals may be included in next year's proxy statement if they comply with SEC Rule 14a-8.

                                     GENERAL

The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

                             ADDITIONAL INFORMATION

The summaries of the 2001 Option Plan, and certain Certificate of Incorporation and By-Law provisions are qualified by reference to the full text of such documents. The 2001 Option Plan is being filed electronically with the Securities and Exchange Commission's EDGAR system and is not included in the printed version of this Proxy Statement. Copies of the 2001 Option Plan, the Certificate of Incorporation and the By-Laws are available, without charge, upon written request to the Secretary.

                                            By Order of the Board of Directors,


                                            /s/ ROBERT H. DASKAL
                                            ------------------------------------
                                            Robert H. Daskal, Secretary

                                   APPENDIX A

         I.       Amendment to the By-Laws

Should Proposal 2 be approved by the shareholders, then Section 2 of Article III of the By-Laws of the Company will be amended to read as follows:

                  "Number, Qualification, Election and Term of Office. The number of directors may be fixed, from time to time, by the affirmative vote of the entire Board of Directors or by action of the stockholders of the Corporation. Commencing as of the effective date of the adoption by the stockholders of this amended Section 2 to these By-Laws, the directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At a meeting of the stockholders, the initial directors of the first class shall be elected for a term of one year, the initial directors of the second class shall be elected for a term of two years and the initial directors of the third class shall be elected for a term of three years. Thereafter, at each annual election, any vacancy in any class of directors may be filled and successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal, as hereinafter provided in these By-Laws."

         II.      Amendments to the Certificate of Incorporation

Should Proposal 3 be approved by the shareholders, then Article VII of the Certificate of Incorporation of the Company will be amended to read as follows:

         "Elections of directors shall be by written ballot."

Should Proposal 4 be approved by the shareholders, then a new paragraph (f) will be added to Section B of Article IV of the Certificate of Incorporation of the Company to read as follows:

                  "(f) Any action required to be taken at any annual or special meeting of the holders of Common Stock, may be taken by written consent without a meeting; provided that such written consent is signed by the holders of all of the outstanding shares of Common Stock."

Should Proposal 5 be approved by the shareholders, then Article XII of the Certificate of Incorporation of the Company will be amended to read as follows:

                  "Special Meetings of the stockholders of the Corporation may only be called by the Board of Directors upon the request of any two directors, by the Chairman, or by a duly elected executive officer of the Corporation."

Should Proposal 6 be approved by the shareholders, then a new Article XIII will be added to the Certificate of Incorporation of the Company to read as follows:

                  "THIRTEENTH: The provisions of Section 9 of Article II of the By-Laws of the Corporation, as amended, relating to the approval of business combinations between the Corporation and its interested stockholders, may not be amended, altered or repealed except by the approval of the holders of at least two-thirds of the voting power of the issued and outstanding stock of the Corporation."

         III.     Olympic Cascade Financial Corporation 2001 Stock Option Plan

         1. Purpose of the Plan. Under this 2001 Stock Option Plan of Olympic Cascade Financial Corporation, eligible employees, key independent contractors and advisors and non-employee members of the Board of Directors may be granted the opportunity to purchase shares of the Company's common stock under specified terms and conditions. The Plan is designed to enable the Employers to attract, retain and motivate employees, advisors, key independent contractors and non-employee members of the Board of Directors by providing for or increasing their proprietary interests in the Company. The Plan provides for options which qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), as well as options which do not so qualify ("Nonstatutory Options"). Any Option granted under Plan will be clearly identified as either an Incentive Option or a Nonstatutory Option, and independent contractors, advisors and non-employee directors will only be eligible to receive Nonstatutory Options.

         2. Definitions. The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below.

                  (a) "Board" will mean the Board of Directors of the Company.

                  (b) "Cause" will mean, in connection with the termination of an Optionee's employment with an Employer (or the severance of an independent contractor's service or a non-employee member of the Board of Directors' relationship with an Employer), termination because of: (i) conviction of a felony; (ii) gross negligence or willful misconduct in the performance of the Optionee's duties; (iii) deliberate material injury to any Employer, including but not limited to the property, reputation or goodwill of such Employer, by or permitted by the Optionee; (iii) other willful misconduct by Optionee, including but not limited to sexual misconduct, (iv) breach of the Optionee's written employment or independent contractor agreement; (v) any act or acts of moral turpitude by Optionee which negatively affects the interest, property, operations, business or reputation of any Employer; (vi) Optionee's violation of a federal, state or local law or regulation or any of the ethical standards applicable to any Employer's business which negatively affects the interest, property, operations, business or reputation of any Employer; (vii) a material breach by Optionee of any of an Employer's written policies; or (viii) breach of an Employer's internal financial controls (as defined below). By way of amplification, and not by way of limitation, "Cause" includes unlawful possession, use or sale of illegal narcotics or other controlled substances, being under the influence of illegal narcotics or other controlled substances while performing job duties or operating a vehicle in the course of employment. "Breach of an Employer's internal financial controls" means: (A) actions prohibited by a written conflict of interest or business ethics policy of an Employer made known to the Optionee; (B) engaging or acquiescing in any transaction or transactions which taken together are material and which are not promptly and accurately recorded on the books and records of the appropriate Employer; or (C) engaging in any transaction in the cash or other assets of an Employer for the Optionee's own benefit which is not de minimis and which is not approved or ratified by the Board, either by specific resolution or the adoption of a general policy. If an Employer could have terminated an employee's employment (or severed an independent contractor's service relationship) for Cause, but lacked actual knowledge of any act or omission described above at the time of termination, the termination will nevertheless be deemed for Cause upon the later discovery of such act or omission. Whether a termination is for "Cause" shall be determined, in its sole discretion, by the Company. A determination that a termination is for Cause, as defined above, will be effective only for the purpose of the Plan and will not be determinative with respect to any other contract or arrangement between an Employer and the Optionee, unless the Company makes a specific determination to the contrary. The Committee may vary this definition, at its discretion, in the case of any individual Option Agreement. Notwithstanding the foregoing provisions of this subsection (b), in the case of an Optionee who has entered into a written employment or independent contractor agreement with an Employer, if such agreement contains a specific definition of "Cause", the term "Cause" as used herein shall have the meaning ascribed to it in such employment agreement.

                  (c) "Code" will mean the Internal Revenue Code of 1986, as the same may from time to time be amended. References to sections of the Code will include the corresponding provisions of any subsequent and applicable federal tax law.

                  (d) "Committee" will mean the committee appointed by the Board pursuant to Section 14, which will have the duty and power to administer this Plan, including, but not limited to the duties and powers of designating Optionees, granting Options and fixing the terms of Option Agreements in a manner consistent with this Plan.

                  (e) "Company" will mean Olympic Cascade Financial Corporation, a Delaware corporation and, in the appropriate circumstances, any successor in interest.

                  (f) "Disabled Optionee" will mean an Optionee who is disabled within the meaning of section 422(c)(6) of the Code. The Committee may vary this definition, at its discretion, in the case of any individual Option Agreement, to the extent that such Option Agreement applies to Nonstatutory Options or to key independent contractors. The determination of the Committee as to whether an Optionee is a Disabled Optionee shall be final and binding on all persons.

                  (g) "Employer" will mean the Company and any "subsidiary corporation" of the Company, as that term is defined by section 424(f) of the Code, as may now or hereafter exist. For the purposes of this Plan, cessation of the employment (or independent contractor) relationship with one Employer, followed by continued or new employment (or an independent contractor relationship, in the case of an individual who was originally an independent contractor) with another Employer, will not be deemed to be a termination of employment (or the independent contractor relationship).

                  (h) "Effective Date" will mean March 12, 2001.

                  (i) "Executive Officer" means those individuals who, on the last day of the taxable year at issue (i) served as the Company's chief executive officer or was acting in a similar capacity, regardless of compensation level; and (ii) the four most highly compensated executive officers (other than the chief executive officer) all as determined pursuant to Treasury Regulation ss.1.162-27(c)(2).

                  (j) "Fair Market Value" will mean, with respect to the Stock, the price at which the Stock would change hands between an informed, able and willing buyer and seller, neither of which is under a compulsion to enter into the transaction. Fair Market Value will be determined in good faith by the Committee in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation ss.1.421-7(e)(2) or any applicable regulations issued pursuant to section 422 of the Code. Fair Market Value will be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. The determination of the Committee will be final and binding on all Optionees.

                  (k) "Option" will mean the grant to an eligible employee, independent contractor, advisor or non-employee member of the Board of Directors of the opportunity to purchase a specified number of shares of Stock pursuant to the terms and conditions of this Plan and an Option Agreement.

                  (l) "Option Agreement" will mean an agreement entered into between a representative of the Committee (acting on the behalf of the Company) and an individual Optionee and specifying the terms and conditions of the Option granted to the Optionee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of the Option which will apply to that Optionee.

                  (m) "Optionee" will mean an eligible employee, independent contractor or non-employee member of the Board of Directors (and, under the appropriate circumstances, the Optionee's guardian: representative, agent, heir, legatee or successor in interest) who has been granted an Option.

                  (n) "Plan" will mean this 2001 Stock Option Plan, as set out in this document and as the same may from time to time be amended.

                  (o) "Stock" will mean the common stock of the Company.

                  (p) "Ten Percent Employee" will mean an employee who, immediately prior to the grant of an Option, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock (excluding treasury and authorized, but unissued shares) of any Employer. An employee will be: (i) considered as owning not only shares of stock owned personally, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or haft blood) of the employee; and (ii) considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. Stock which may be purchased pursuant to the Option will not be deemed to be owned by the employee.

         3. Stock Subject to Plan. The aggregate number of shares of Stock which may be issued under Options is One Million (1,000,000), subject to the adjustments hereinafter provided. Such number of shares shall be reserved by the Company for options granted under this Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each. Shares of Stock subject to the unexercised portions of any Options which expire, terminate or are canceled may again be subject to Options under the Plan. If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to the Stock, the total number of shares provided for in this Section 3 will be adjusted by the Committee, as it, in its sole discretion, may deem fair, just and equitable, to accurately reflect that event.

         4.       Eligibility and Grant.

                  (a) The class of individuals eligible to be considered for the grant of Options hereunder will consist of key independent contractors and advisors (as identified by the Committee), members of the Board of Directors who are not employees of the Company, and individuals regularly employed by the Employer.

                  (b) The Committee referred to in Section 14 will designate, from among the eligible independent contractors, advisors, and employees, those who will be granted Options and will specify: (i) the number of shares of Stock each such individual will be entitled to purchase pursuant to the Option; and
(ii) the nature of each Option as an Incentive Option, a Nonstatutory Option or partly each type of Option. Only Nonstatutory Options will be granted to independent contractors or other individuals who are not employees of the Company. The Committee may make such grants at any time and in any amounts that it, in its discretion, may designate, subject to the other relevant limitations set out in this Plan.

                  (c) The number of Option shares granted in a fiscal year to each Executive Officer shall not exceed Two Hundred and Fifty Thousand (250,000) shares for the fiscal year during which he or she becomes an Executive Officer or for any subsequent fiscal year during which he or she serves as an Executive Officer. The number of shares set forth in this subsection shall be subject to adjustment as provided in Section 3.

                  (d) On the day after the date of the Annual Meeting of the Board of Directors, each individual who, on such date, is a member of the Board of Directors and who is not regularly employed by the Company shall receive, an Option for Five Thousand (5,000) shares of Stock. Each such Option shall be a Nonstatutory Option, shall be issued with an exercise price equal to 100% of the Fair Market Value of the Stock on the date of grant, shall be for a term of five
(5) years from the date of grant and shall be 100% vested on the date which is the sixth (6th) month anniversary of the date of grant (provided that such individual is still a member of the Board of Directors on such date).

                  (e) No Options will be granted under this Plan after the day prior to the tenth (10th) anniversary of: (i) the date this Plan is adopted; or
(ii) the date this Plan is approved by the shareholders of the Company, whichever date occurs first.

         5. $100,000 Incentive Option Exercise Limitation. The aggregate Fair Market Value of the Stock with respect to which an Incentive Option (under this Plan and all incentive stock option plans of the Company, its parent(s) and subsidiaries) is exercisable for the first time by an Optionee during a calendar year will not exceed $100,000. For this purpose, Fair Market Value will be determined as of the time the Incentive Option is granted. To the extent any grant of Incentive Options would, by its terms, be in conflict with the preceding sentence, either of itself or when considered in connection with earlier grants to the same Optionee, the portion of the Option which violates the $100,000 restriction shall be treated as a Nonstatutory Option. If the date on which one or more Incentive Options could be first exercised is accelerated pursuant to any other provision of the Plan or any Option Agreement, or an amendment thereto, and the acceleration of such exercise date results in a violation of the restriction set forth in the first sentence of this section, then notwithstanding any such other provision, the exercise date of such Incentive Options will be accelerated only to the extent, if any, that is permitted under section 422 of the Code and the exercise date of the Incentive Options with the lowest option prices will be accelerated first. Any exercise date which cannot be accelerated without violating the $100,000 restriction of this section shall nevertheless be accelerated, and the portion of the option becoming exercisable thereby shall be treated as a Nonstatutory Option.

         6. Option Price. The price or consideration that must be supplied by the Optionee to the Company in order to exercise an Option (the "Option Price") will be determined according to the following rules.

                  (a) Nonstatutory Option Rule. Except as otherwise provided herein, the Option Price of each Nonstatutory Option will be determined at the date of grant at the discretion of the Committee.

                  (b) General Incentive Option Rule. Except as provided to the contrary in subsection (c) below, the Option Price of each Incentive Option will be determined as of the date of grant by the Committee as an amount not less than one hundred percent (100%) of the then Fair Market Value per share of the Stock covered by the Option.

                  (c) Ten Percent Employee Rule. In the case of an Incentive Option granted to a Ten Percent Employee, the Option Price will be determined as of the date of grant by the Committee as an amount not less than one hundred ten percent (110%) of the then Fair Market Value per share of the Stock covered by the Option.

         7. Exercise of Option. Except as otherwise provided herein, the manner in which an Optionee may exercise an Option will be determined according to the following rules.

                  (a) Full or Partial Exercise. The Option Agreement may provide for partial exercise in installments. Exercisable Options may be exercisable in full or in part. If an Option: (i) is composed of both Incentive Options and Nonstatutory Options; or (ii) the Optionee is exercising less than the entire Option, the Optionee will designate the number of shares that are being acquired through the exercise of Incentive Options and through Nonstatutory Options. Notwithstanding anything contained herein to the contrary, the minimum number of shares with respect to which an Option may be exercised in part at any time is one hundred (100) or, if less, all remaining shares with respect to which the Option is vested.

                  (b) Period of Exercise. The period of time in which an Option may be exercised will be the period designated in the Option Agreement by the Committee. In the case of an Incentive Option, except as specified below, such period will not exceed ten (10) years from the date the Incentive Option is granted. With respect to the Incentive Options held by a Ten Percent Employee, such period of time will not exceed five (5) years from the date the Incentive Option is granted.

                  (c) First Date Exercisable. The Committee will specify in the Option Agreement when an Option will first become exercisable. As a general rule and in cases where the Committee fails to explicitly designate a schedule of when Options first became exercisable, an Option may be first exercised as to an incremental twenty-five percent (25%) of the shares of Stock to which it applies on the date of grant, with an incremental twenty-five percent (25%) of the shares of Stock to which it applies on each of the first three (3) anniversaries of the date of grant following the date of grant, but the Committee may vary or accelerate this schedule at its discretion.

                  (d) Change in Control. Unless otherwise determined by the Committee, any and all Options that have been outstanding under the Plan for at least six (6) months at the time of occurrence of any of the events (a "Change in Control") described in subparagraphs (i), (ii) and (iii) below (an "Eligible Option") shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Acceleration Window")":

                           (i)   For a period of forty-five (45) days beginning
on the day on which any "Person", as such term is used in sections 13(d) and 14 of the Exchange Act (other than a shareholder of the Company on the date of this Plan, the Company, a subsidiary or an employee benefit plan of the Company, including any trustee of such plan acting as trustee) together with all affiliates and associates of such Person, becomes, after the date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of fifty percent (50%) or more of the shares of Stock then outstanding;

                           (ii)  Beginning on the date that a tender or exchange
offer for Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act, and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the beneficial owner of less than fifty percent (50%) of the shares of Common Stock then outstanding; or

                           (iii) For a period of twenty (20) days beginning on
the day on which the shareholders of the Company duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Stock into securities or any entity, or cash, or property, or a combination of any of the foregoing;

provided, however, that with respect to the event specified in subparagraph (i) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval by the affirmative vote of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are director or officers of, or have a material financial interest in any entity (other than the Company) who is a party of the event specified in subparagraph 1(i) above.

         The exercisability of any Eligible Option which remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of this Plan and the Option Agreement.

                  (e) Deliveries. In order to exercise all or part of an Option, the Optionee will deliver to the Company:

                           (i)   the Notice of Exercise attached to the Option
Agreement; and

                           (ii)   the consideration required by Section 8 below.

         8. Payment of Option Price. Payment for Stock purchased under any exercise of an Option will be made in full in cash or cash equivalents concurrently with such exercise. Payment may also be made, at the discretion of the Committee (which discretion may be exercised either at the time of grant or at the time of exercise), according to one or more of the following alternatives; provided, however, that if the Committee decides, at the time of grant, to permit payment in the form of Stock, the Committee may not revoke that permission at a later time.

                  (a) Stock. Payment may be made in whole or in part with shares of the same class of Stock that is subject to the Option, delivered in lieu of cash concurrently with such exercise. The shares so delivered will be valued on the basis of the Fair Market Value of the Stock on the date of exercise. However, this alternative method of payment will not be available if the Company is, at the time of attempted exercise, prohibited from purchasing or acquiring the shares of tendered Stock. Notwithstanding the foregoing, the Company shall not be obligated to accept payment of the exercise price pursuant to this paragraph unless the Stock tendered as payment for the exercise price has been held by the Optionee for at least six (6) months.

                  (b) Immaculate Exercise. Payment may be made in whole or in part by withholding from Optionee sufficient shares having a Fair Market Value (determined on the date of exercise) equal to the aggregate exercise price.

                  (c) Other. Any other method of payment permitted by the Committee, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board.

         The Company also has the discretion to refuse any other method of payment that would cause the Plan or the option agreements issued thereunder to be treated for accounting purposes as creating stock appreciation rights or other "variable stock plan" characteristics which would cause the Company to recognize a charge to earnings.

         9. Limited Transferability. The Committee shall retain the authority and discretion to permit a Nonstatutory Option, but in no case an Incentive Option, to be transferable as long as such transfers are made only to one or more of the following: family members, limited to children of Optionee, spouse of Optionee, or grandchildren of Optionee, or trusts in which Optionee and/or such family members ("Permitted Transferee") have more than 50% of the beneficial interests, provided that such transfer is a bona fide gift and accordingly, the Optionee receives no value for the transfer, as provided in the instructions to SEC Form S-8, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise. A Permitted Transferee may not subsequently transfer an Option. The designation of a beneficiary shall not constitute a transfer.

         10. Termination and Acceleration of Option. Except as otherwise provided herein and subject to the Committee's discretion to vary these rules in any individual Option Agreement (provided, that, in the case of an Incentive Option, the time periods specified below may be shortened, but not, other than in the case of death or Disability, be lengthened), Options will lapse and the exercise date of Options may be accelerated according to the following rules:

                  (a) Termination without Cause. If the employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee who is not a Disabled Optionee is terminated without Cause and for reasons other than death, any Option that is then exercisable under Section 7(c) above will be exercisable by such an Optionee at any time prior to the earliest of expiration date of such Option or within thirty (30) days after the date of termination of employment, independent contractor relationship or service as a member of the Board of Directors, whichever is applicable. All Options not exercisable or not exercised under this subsection will lapse.

                  (b) Disabled Optionee. If employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee who is a Disabled Optionee is terminated without Cause, any Option that is then exercisable under
Section 7(c) above will be exercisable by such an Optionee, or the Optionee's agent or guardian, at any time prior to the earliest of expiration date of such Option or within ninety (90) days after the date of such termination of employment, independent contractor relationship or service as a member of the Board of Directors, whichever is applicable. All Options not exercisable or not exercised under this subsection will lapse.

                  (c) Death of Optionee. If employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee terminates on account of death, any Option that is then exercisable under Section 7(c) above will be exercisable by the person or persons entitled to do so under the will of the Optionee, or, if the Optionee fails to make testamentary disposition of the Option, by the legal representative of the Optionee's estate at any time prior to the expiration date of such Option or within ninety (90) days after the date of death, whichever is the shorter period. All Options not exercisable or not exercised under this subsection will lapse.

                  (d) Termination for Cause. If an Employer terminates the employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee for Cause, all outstanding Options held by the Optionee at the time of such termination, regardless whether then exercisable, will automatically lapse unless the Committee notifies the Optionee that the Options will not terminate. If an Option is exercised after the act or omission of the Optionee that defines the termination as a termination for Cause, but before the Employer determines that termination is for Cause, such exercise will be void ab initio and reversed by the parties.

         For the purposes of this Plan, if an employee loses his or her status as such to become an independent contractor to an Employer, or if an independent contractor loses his or her status as such to become an employee of an Employer, the employee's status will not be deemed to have changed; provided that in the former case, any Option which was an Incentive Option shall automatically become a Nonstatutory Option.

         11. Cancellation of Unexercised Options. To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under Sections 7, 10, or 12 it will be cancelled.

         12. Written Option Agreement. All Options will be evidenced by written Option Agreements which shall set forth the name of the Optionee, the number of shares of Stock subject to the Option, the exercise price per share of Stock, whether the Option is an Incentive Option or a Nonstatutory Option and the term over which the Option may be exercised. Option Agreements will comply with and be subject to all of the terms, conditions and limitations set forth in this Plan and such further provisions, not inconsistent with this Plan, as the Committee will deem appropriate.

         13. Adjustments. Changes or adjustments in the Option Price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules.

                  (a) General Rule. If the outstanding Stock of the Company is increased or decreased, or is changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments will be made in the exercise price or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this Section 13 will require the Company to issue or sell a fraction of a share or other security. Nothing in this subsection will be construed to require the Committee to make any specific or formula adjustment.

                  (b) Prohibited Adjustment. If any such adjustment provided for in this Section 13 requires the approval of shareholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required shareholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause an Incentive Option to fail to continue to qualify under section 422 of the Code or to cause an event described in section 424(h) of the Code, the Committee may omit such adjustment.

                  (c) Further Limitations. Nothing in this section will entitle the Optionee to adjustment of his or her Option in the following circumstances:

                           (i)   the issuance or sale of additional shares of
the Company's common stock, through public offering or otherwise;

                           (ii)  a transaction described in Section 23 below;

                           (iii) the issuance or authorization of an additional
class of stock of the Company; or

                           (iv)  the conversion of convertible preferred stock
or debt of the Company into common stock.

         14. Administration. Except as otherwise specifically reserved to the Board of Directors, the Plan will be administered by a committee of not less than two members each of whom is a "non-employee director" as defined in Rule 16b-3(b)(3)(i), promulgated under the 1934 Act, and who are also "outside directors" within the meaning of section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board, in accordance with the foregoing rules. The Board may remove any Committee member at its discretion. An individual Committee member will not participate in any deliberations or decisions relating to the grant or administration of Options with respect to which such person is or may be the Optionee.

         The Committee may, in its discretion, interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Board or any Committee shall be liable for the action taken or failed to be taken in good faith or determination made pursuant to the Plan.

         Notwithstanding anything contained herein to the contrary, only the Board of Directors may determine the terms and conditions of awards to non-employee directors (to the extent not set forth in Section 4), including acceleration of exercise dates and waivers or modifications of restrictions.

         15. Conformity with Section 422. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of section 422 of the Code with regard to Incentive Options. Therefore, notwithstanding any other provision of this Plan, nothing herein will contravene any requirement set forth in section 422 of the Code with respect to Incentive Options and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

         16. Withholding. If, upon exercise of any Nonstatutory Option (or any Incentive Option which is treated as a Nonstatutory Option because it fails to meet the requirements set forth herein for Incentive Options), the Optionee fails to tender payment to the Company any required federal income tax withholding, the Committee shall withhold from the Optionee sufficient shares or fractional shares having a Fair Market Value equal to any amount which the Company is required to withhold under the Code.

         17. Rights as a Shareholder. An Optionee, or the Optionee's executor, administrator or legatee if the Optionee is deceased, will have no rights as a shareholder with respect to any Stock covered by an Option until the date of issuance of the stock certificate to such person after receipt of the consideration in full set forth in the Option Agreement. Except as provided in
Section 13 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for any distributions for which the record date is prior to the date on which the Option is exercised.

         18. Modification, Extension and Renewal. Subject to the conditions of, and within the limitations prescribed in, Section 15 hereof, the Committee (or the Board of Directors in the case of Options granted to non-employee directors) may modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

         19. Investment Purposes, Etc. Unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares may be accomplished at the time of exercise pursuant to effective registrations under the Securities Act of 1933 (the "1933 Act") and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, prior to the issuance or delivery of any shares of Stock under the Plan, the person exercising the Option may be required to:

                  (a) represent and warrant that the shares of the Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

                  (b) represent and warrant that such person will not, directly or indirectly, transfer, sell assign, pledge, hypothecate or otherwise dispose of any such shares (except for a pledge of shares issued or delivered upon payment in whole or in part of the Option price with a promissory note as contemplated by Section 8(b) above); and

                  (c) execute such further documents as may be reasonably required by the Committee upon exercise of the Option or any part thereof.

The certificate or certificates representing the shares of Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws.

Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, as amended, the State of Delaware securities laws, or any other applicable rule or regulation then in effect.

         20. Limitation of Effect. This Plan, and any Option granted under this Plan: will not confer upon any Optionee any right with respect to continued employment or independent contractor status by any Employer nor shall they alter, modify, limit or interfere with any right or privilege of the Employers under any employment or independent contractor agreement heretofore or hereinafter executed with any Optionee, including the right to terminate any Optionee's employment or independent contractor status at any time for or without Cause, to change the Optionee's level of compensation or to change the Optionee's responsibilities or position.

         21. Notice of Disqualifying Dispositions. The Committee will notify each Optionee that he or she will lose the tax benefits of section 421 of the Code if he or she disposes of Stock acquired by the exercise of an Incentive Option, other than by will or the laws of descent and distribution, within two
(2) years after the date of grant or within one (1) year after exercise.

         22. Compliance with Other Laws and Regulations. The Plan, the Options granted hereunder, and the obligation of the Company to sell and deliver Stock under such Options, will be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company will not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of any such Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal, state or foreign securities laws, or obtaining any ruling or waiver from any government body which the Company will, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required. With respect to persons subject to section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         23. Corporate Reorganizations. Upon the dissolution or liquidation of the Company, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of options covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided. If Options hereunder shall terminate pursuant to the foregoing provisions of this section, the Committee, in its sole discretion, may grant to each affected Optionee the right, at such time prior to the consummation of the transaction causing such termination as the Committee shall designate, to exercise the unexercised portions (including any unvested portions) of this Option.

         24. Amendment and Termination. The Board may alter, amend, suspend or terminate this Plan, provided that no such action will deprive an Optionee, without his or her consent, of any Option granted to such person or of any of his or her rights under such Option, other than as specifically permitted by this Plan (as in effect on the Effective Date) or the relevant Option Agreement. Except as herein provided, no such action of the Board, unless approved by the shareholders of the Company within twelve months prior or twelve months after such action, may:

                  (a) Increase the maximum number of shares for which Options granted under the Plan may be exercised;

                  (b) reduce the minimum permissible Option Price;

                  (c) extend the ten-year duration of this Plan set forth herein; or

                  (d) alter the class of employees or independent contractors eligible to receive Options.

         25. Golden Parachute Limitation. If any benefit to an Optionee hereunder may be considered, by itself or in the aggregate with any other benefit received or owed to the Optionee, an "excess parachute payment," as that term is defined by section 280G of the Code, the Committee, at its discretion may vary the terms of the Option Agreement prospectively or retroactively with the intent of preserving the rights and obligations of the parties to the Option Agreement while avoiding treatment of the benefit as an excess parachute payment.

         26. Severability. If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

         27. Governing Law. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the State of Delaware except to the extent that Delaware laws are preempted by any federal law.

                     OLYMPIC CASCADE FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF OLYMPIC CASCADE FINANCIAL CORPORATION.


The undersigned stockholder of Olympic Cascade Financial Corporation (the Company ) hereby constitutes and appoints Steven A. Rothstein, attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, a Delaware corporation, to be held on March 12, 2001 at 10 a.m. local time in the 15th Floor Conference Room at 200 Park Ave., New York, New York 10166 and at any adjournments thereof, with respect to the following:



Proposals:

    1. Election of Directors:              [ ]FOR all nominees listed below           [ ]WITHHOLD AUTHORITY to vote
                                             (except as marked to the contrary           for all nominees listed below
                                              below)



   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below.
   Steven A. Rothstein, James C. Holcomb, Jr., D.S. Patel, Gary A. Rosenberg



                                                                    FOR  AGAINST  ABSTAIN
  2.  To approve an amendment to the Company's By-Laws (the         [ ]    [ ]      [ ]
      "By-Laws") to divide the Board of Directors into three
      classes.

  3.  To approve the adoption of an amendment to the Certificate    [ ]    [ ]      [ ]
      of Incorporation to require that elections of Directors
      proceed by written ballot.

  4.  To approve the adoption of an amendment to the Certificate    [ ]    [ ]      [ ]
      of Incorporation to require that actions taken by
      shareholders by written consent require the approval of all holders of the Company's outstanding shares of Common stock.

  5.  To approve the adoption of an amendment to the Certificate    [ ]    [ ]      [ ]
      of Incorporation to require that Special Meetings of the
      shareholders of the Company may only be called by the Board of Directors upon the request of any two directors, by the
      Chairman, or by a duly elected executive officer of the
      Company.


                  (To be continued and signed on reverse side)

                                                                    FOR  AGAINST  ABSTAIN
  6.  To approve the adoption of an amendment to the Certificate    [ ]    [ ]      [ ]
      of Incorporation to require that the provisions of Section 9 of Article II of the By-Laws of the Company, as amended,
      relating to the approval of business combinations between
      the Company and its interested shareholders, may not be
      amended, altered or repealed except by the approval of the holders of at least two-thirds of the voting power of the
      issued and outstanding stock of the Company.

  7.  To approve the Company's 2001 Stock Option Plan ("2001        [ ]    [ ]      [ ]
      Option Plan") under which the Company's Board of Directors may grant incentive stock options and nonqualified stock
      options to purchase up to 1,000,000 shares of common stock,
      $.02 par value per share, of the Company to officers,
      directors, employees, investment executives and consultants.

  8.  To ratify the appointment of Feldman Sherb & Co, P.C. as      [ ]    [ ]      [ ]
      independent public accountants for the fiscal year ending
      September 28, 2001.



This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominees named in proposal 1 and FOR proposals 2 through 8 as described herein.


The Board of Directors recommends voting in favor of each of the eight proposals.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGEPAID ENVELOPE.
                                       Signature
                                                --------------------------------
                                       Date
                                           -------------------------------------
                                       Signature
                                                --------------------------------
                                                   (if held jointly)
                                      Note: Please sign exactly as your name
                                      appears hereon. If signing as attorney,
                                      executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.